Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

I, Richard F. Dauch, President and Chief Executive Officer of Accuride Corporation, certify that to my knowledge, (i) this Quarterly Report on Form 10-Q for the period ended September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this Quarterly Report on Form 10-Q for said period fairly presents, in all material respects, the financial condition and results of operations of Accuride Corporation.

/s/ RICHARD F. DAUCH	Dated: November 1, 2016
Richard F. Dauch
President and Chief Executive Officer

I, Michael A. Hajost, Vice President and Chief Financial Officer of Accuride Corporation, certify that to my knowledge, (i) this Quarterly Report on Form 10-Q for the period ended September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this Quarterly Report on Form 10-Q for said period fairly presents, in all material respects, the financial condition and results of operations of Accuride Corporation.

/s/ MICHAEL A. HAJOST	Dated: November 1, 2016
Michael A. Hajost
Senior Vice President and Chief Financial Officer